EXHIBIT 10.40

                 AMENDMENT NO. 9, WAIVER, CONSENT AND STANDSTILL

                           Dated as of March 31, 2000

                                       to

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of October 17, 1997

                  This Amendment No. 9, Waiver, Consent and Standstill (the "Amendment") dated as of March 31, 2000 is entered into among AVIATION SALES DISTRIBUTION SERVICES COMPANY, a Delaware corporation ("ASOC"), AEROCELL STRUCTURES, INC., an Arkansas corporation ("Aerocell"), AVS/KRATZ-WILDE MACHINE COMPANY, a Delaware corporation ("Kratz-Wilde"), WHITEHALL CORPORATION, a Delaware corporation ("Whitehall"), TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation ("TIMCO"), APEX MANUFACTURING, INC., an Arizona corporation ("Apex"), CARIBE AVIATION, INC., a Florida corporation ("Caribe"), AIRCRAFT INTERIOR DESIGN, INC., a Florida corporation ("Design"), AVIATION SALES LEASING COMPANY, a Delaware corporation ("Leasing"), TIMCO ENGINE CENTER, INC., a Delaware corporation ("TIMCO Engine"), AVIATION SALES COMPANY, a Delaware corporation ("Parent"), and the "Lenders" (as defined in the Credit Agreement identified below) a party hereto. Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

                             PRELIMINARY STATEMENT:

                  WHEREAS, ASOC, Aerocell, Kratz-Wilde, Whitehall, TIMCO, Apex, Caribe, Design,, Leasing and TIMCO Engine, as Borrowers, Parent, Citicorp USA, Inc., as Agent, and certain financial institutions, as Lenders and Issuing Banks, are parties to that certain Third Amended and Restated Credit Agreement dated as of October 17, 1997, as heretofore amended (the "Credit Agreement");

                  WHEREAS, the Borrowers and Lenders have entered into a certain Standstill Letter dated January 31, 2000, the agreements under which expire by their terms on March 31, 2000 and the Borrowers and Parent have requested that the Lenders continue, beyond March 31, 2000, to provide Revolving Loans, the Issuing Bank continue, beyond March 31, 2000, to provide Letters of Credit, and the Lenders and Issuing Bank continue to forbear beyond March 31, 2000 from exercising their rights and remedies under the Credit Agreement with respect to certain Events of Default which have heretofore occurred, are continuing, and are identified on SCHEDULE 1 attached hereto and made a part hereof (the "Continuing Defaults");

                  WHEREAS, the Borrowers and Lenders have agreed to amend the definition of Borrowing Base for determination of availability of Revolving Loans and Letters of Credit under the Revolving Credit Commitments from and after the date hereof;

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                  WHEREAS, the Lenders have agreed to continue providing
Revolving Loans, the Issuing Bank has agreed to continue providing Letters of Credit and the Lenders and Issuing Banks have agreed to continue to forbear from exercising or waive, as specified herein, their rights and remedies under the Credit Agreement with respect to certain Events of Default and amend the Borrowing Base as aforesaid, subject to the terms and conditions set forth below;

                  WHEREAS, due to increased costs related to the construction of improvements on the real property which is the subject of the TROL Lease, the principal amount of Indebtedness with respect to Series A Notes guaranteed under the TROL Guaranties will increase from $36,252,056 to $37,840,000, with a concurrent increase in the obligations under the TROL Lease guaranteed under the TROL Guaranties, and the consent of the Requisite Lenders is required to permit such increase and any Restricted Junior Payments required to be made in connection therewith; and

                  WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth below in SECTION 1, subject to the terms and conditions stated in this Amendment;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT. Effective as of March 31, 2000, subject to the satisfaction of the conditions precedent set forth in SECTION 3 hereof, SECTION 1.01 of the Credit Agreement is hereby amended to add the following provision at the end of the definition of "Borrowing Base" included therein:

         For purposes of this definition during the period April 1, 2000 through May 31, 2000, (A) the provisions of CLAUSE (V)(B)(2) shall not be applicable to the calculation of the Borrowing Base and (B) the Borrowing Base calculated in accordance with the foregoing shall be reduced at all times by $12,000,000.

                  SECTION 2. WAIVER, CONSENT AND STANDSTILL.

                  2.1 The Issuing Bank and Lenders hereby waive the rights and remedies afforded them under the Credit Agreement arising as a result of the Borrowers' failure to make payments required under Section 2.02(a)(ii) and
Section 4.01(b)(iii) of the Credit Agreement during the period May 20, 1999 through March 31, 2000 and the Change of Control arising by virtue of the sole Director of ASOC being Dale S. Baker.

                  2.2 The Lenders hereby consent to the increase to $37,840,000 of the principal amount of the Indebtedness evidenced by the Series A Notes issued by First Security Bank, National Association, as trustee under Aviation Sales Trust 1998-1, a trust formed under the laws of the State of Florida guaranteed pursuant to the terms of the TROL Guaranties and the concurrent increase in obligations under the TROL Lease guaranteed pursuant to the terms of the TROL Guaranties, and any increased Restricted Junior Payments required to be made in connection therewith as more particularly described in Section 10.06(d).

                  2.3 The Lenders hereby agree, notwithstanding the existence of the Continuing Defaults, to (a) make Revolving Loans as and when provided in
SECTION 2.02(A)(II) of the Credit Agreement from the date of this Amendment through May 31, 2000 and (b) forbear from

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exercising any rights and remedies with respect to the Continuing Defaults during the period commencing on the date of this Amendment through May 31, 2000, in each instance, subject to the conditions set forth in SECTION 3 below.

                  2.4 The Issuing Bank hereby agrees, notwithstanding the existence of the Continuing Defaults, to (a) issue Letters of Credit as and when provided in SECTION 3.01 of the Credit Agreement from the date of this Amendment through May 31, 2000 and (b) forbear from exercising any rights and remedies with respect to the Continuing Defaults during the period commencing on the date of this Amendment through May 31, 2000, in each instance, subject to the conditions set forth in SECTION 3 below.

                  2.5 The Lenders and Issuing Bank hereby acknowledge and agree that the Guaranty dated February 18, 2000 with respect to the Supplemental Term Loan may be amended to add TIMCO Engineered Systems, Inc. as a guarantor thereunder and that Liens may be granted to the Agent against the Capital Stock and assets of such Subsidiary as security for the Supplemental Term Loan, subordinated to the same extent provided in that certain Collateral Documents Amendment attached as part of Exhibit A to Amendment No. 8 and Waiver to the Credit Agreement dated as of February 18, 2000 ("Amendment No. 8").

                  2.6 Notwithstanding any agreement to the contrary in Amendment No. 8, in the event any Net Cash Proceeds of Sale of the property identified on Exhibit B to Amendment No. 8 is received on or before May 31, 2000, such Net Cash Proceeds of Sale in the amount by which the Borrowing Base is reduced by virtue of the related sale, transfer or other disposition shall thereupon be applied to the Revolving Loans then outstanding as a Designated Prepayment thereof and the balance, if any, of such Net Cash Proceeds of Sale shall be remitted to the Agent to be held, in escrow until June 1, 2000, for application on such date in accordance with the provisions of Section 2 of Amendment No. 8.

                  SECTION 3. CONDITIONS PRECEDENT.

                  3.1 This Amendment shall become effective as of March 31, 2000, if, and only if (1) the Agent shall have received:

         (a) a facsimile or original executed copy of this Amendment executed by the Parent, each Borrower, the Issuing Bank and Lenders;

         (b) a plan and financial forecast consisting of a balance sheet, income statement and statement of cash flows by month for the Fiscal Year ending December 31, 2000, accompanied by a discussion of the underlying assumptions with respect to each of the business segments referred to as "Distribution", "Dixie Aerospace", "Aerocell", "Caribe", "Airframe Maintenance/Engine Overhaul", "Apex", "Kratz-Wilde", and "Leasing" prepared by Parent and the Borrowers, in form and substance satisfactory to the Agent and Lenders;

         (c) a plan and financial forecast for each of the Fiscal Years ending December 31, 2001 and December 31, 2002, including forecasted consolidated balance sheet, income statement, and statement of cash flow for the Parent and its Subsidiaries for each such Fiscal Year;

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         (d) projected cash flow statements of Parent and its Subsidiaries, by week, for the period March 31 - May 31, 2000;

         (e) an agreement executed and delivered by the respective parties to the TROL Documents pursuant to which all events of default and defaults under the TROL Documents and the rights and remedies of the parties thereunder arising with respect thereto have been waived or an agreement in form and substance satisfactory to the Agent with respect to forbearance from exercising such rights and remedies (either such agreement being referred to as the "TROL Standstill");

         (f) an agreement executed and delivered by the parties to that certain Term Loan Agreement dated June 5, 1998 among Norlease, Inc., Aviation Sales SPS I, Inc., and Aviation Sales Company (the "Norlease Agreement") pursuant to which all events of default thereunder and the rights and remedies of the parties thereunder arising with respect thereto have been waived or an agreement in form and substance satisfactory to the Agent with respect to forbearance from exercising such rights and remedies (either such agreement being referred to as the "Norlease Standstill")

         (g) guaranty and security agreements, UCC financing statements and other instruments and documents executed by TIMCO Engineered Systems, Inc., a newly formed Subsidiary of TIMCO in form and substance satisfactory to the Agent, reaffirmation agreements from all Guarantors, and an amended and restated contribution agreement among the Guarantors in substantially the form heretofore entered into by and among the Guarantors;

         (h) an opinion of counsel to the Borrowers and Parent with respect to non-contravention of the TROL Documents and agreements under which the Senior Subordinated Notes have been issued, this Amendment and the instruments and documents executed by the Borrowers and Guarantors in connection herewith;

         (i) corporate resolutions of the Parent, Borrowers and Guarantors authorizing the execution and delivery of this Amendment and all instruments and documents required to be executed and delivered in connection herewith;

         (j) a Borrowing Base Certificate dated as of March 24, 2000, but giving effect to the amendment attendant thereto set forth in Section 1 of this Amendment;

         (k) all instruments and agreements required to perfect Liens against all Property included on the March 24, 2000 Borrowing Base Certificate, in proper form for recordation, signed by the appropriate Borrower, and

         (l) the acknowledgement and agreement of Citicorp USA, Inc., as obligee with respect to the Supplemental Term Loan, to the terms set forth in
         Section 2.6 above.

(2) no "Event of Default" shall have occurred and be continuing under the terms of the Indenture under which the Senior Subordinated Notes have been issued, as supplemented through the date of this Amendment, and (3) no "Change of Control" (as defined in such Indenture) shall have occurred.

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                  3.2 The agreements of the Lenders and Issuing Bank set forth in Sections 2.3 and 2.4 above shall be subject to each of the following conditions:

         (a) no Event of Default other than the Continuing Defaults shall exist on the date of this Amendment and no Potential Event of Default or Event of Default, other than the Continuing Defaults, shall occur on or after the date hereof;

         (b) on the date hereof, the Borrowers pay to the Agent, for the benefit of the Lenders, a fee in consideration of their executing and delivering this letter, in the amount of one-quarter of one percent (0.25%) of the Revolving Credit Commitments in effect on the date hereof, which fee shall be shared by the Lenders in accordance with their respective Pro Rata Shares;

         (c) on the date hereof, the Borrowers reimburse the Agent for the expenses identified on SCHEDULE 2 attached hereto and made a part hereof;

         (d) for so long as the Continuing Defaults continue unwaived, the Borrowers pay interest on the Obligations at the rate applicable pursuant to Section 5.01(c) of the Credit Agreement;

         (e) from and after the date of this Amendment, Parent and the Borrowers continue to use their best efforts, in good faith, to either (a) provide the Agent and Lenders with results of due diligence sufficient to permit an amendment of the Credit Agreement and continued provision of financial accommodations thereunder or (b) refinance or restructure the Obligations by May 31, 2000;

         (f) the Borrowers continue provision of weekly cash flow projections to the Agent and Lenders on Friday of each calendar week from and after the date of this Amendment through May 26, 2000;

         (g) no events of default or defaults under the TROL Documents or Norlease Agreement in addition to those described in and subject to the agreements set forth in the TROL Standstill and Norlease Standstill, respectively, shall occur on or after the date of this Amendment;

         (h) no "Event of Default" shall have occurred and be continuing under the terms of the Indenture under which the Senior Subordinated Notes have been issued, as supplemented through the date of this letter, and no "Change of Control" (as defined in such Indenture) shall have occurred;

         (i) the Financial Statements described in SECTION 8.01(C) for the Fiscal Year ending December 31, 1999 together with the report of Arthur Andersen LLP on such Financial Statements, which report shall not be materially different, as determined by the Agent, from that represented to be expected by the Parent and Borrowers to the Agent and Lenders at the meeting held in New York, New York on March 17, 2000 shall have been delivered to the Agent and Lenders by no later than April 15, 2000 or the Requisite Lenders shall have agreed in writing to an extension of such delivery date;

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         (j) by no later than April 15, 2000, all Collection Account Agreements and landlord/bailee/consignee letters required by the Agent shall have been executed and delivered to the Agent and an insurance report and off-site inventory report reflecting the information required by
         SECTION 8.06 and SECTION 8.02, respectively, as of April 15, 2000 shall have been delivered to the Agent; and

         (k) the Borrowers and their Subsidiaries shall not have made Capital Expenditures during the period (i) March 31 - May 31, 2000, in excess of $2,500,000 in the aggregate or (ii) January 1 - May 31, 200, in excess of $10,070,000 in the aggregate.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES; ACKNOWLEDGMENT. The Borrowers hereby represent and warrant as follows:

                  4.1 This Amendment and the Credit Agreement as previously executed and delivered and as amended hereby constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

                  4.2 After giving effect to this Amendment, no Event of Default or Potential Event of Default other than the Continuing Defaults exists or would result from any of the transactions contemplated by this Amendment. No event of default or default has occurred and is continuing under the terms of any of the TROL Documents, except as described in the TROL Standstill, or under the terms of the Norlease Agreement, except as described in the Norlease Standstill, copies of which TROL Standstill and Norlease Standstill are attached hereto as EXHIBIT A and made a part hereof, or any of the agreements and documents executed with respect to the Senior Subordinated Notes or under which the Senior Subordinated Notes have been issued. The Borrowers hereby acknowledge that the Agent, Lenders and Issuing Bank have reserved all rights with respect to the Continuing Defaults, subject only to the agreement of the Lenders and Issuing Bank to continue providing financing accommodations under the Credit Agreement during the period and on the conditions set forth in this Amendment.

                  4.3 Upon the effectiveness of this Amendment and subject to the existence of the Continuing Defaults, each Borrower hereby reaffirms all covenants, representations and warranties made by it in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).

                  SECTION 5.  REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

                  5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

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                  5.2 Except as specifically amended or agreed above, the Credit
Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Issuing Bank or the Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

                  SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


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                  SECTION 7. GOVERNING LAW.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CITICORP USA, INC.                          HELLER FINANCIAL, INC.
as Agent and Lender

__________________________                  By__________________________
  Name:                                       Name:
  Title:                                      Title:


NATIONAL CITY COMMERCIAL                    CITIBANK, N.A.
FINANCE, INC.                               as Issuing Bank

By____________________________              By__________________________
  Name:                                       Name:
  Title:                                      Title:


FIRST UNION COMMERCIAL                      SALOMON BROTHERS HOLDING
 CORPORATION                                COMPANY, INC.


By___________________________               By__________________________
  Name:                                       Name:
  Title:                                      Title:

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IBJ WHITEHALL BUSINESS CREDIT               BANKBOSTON, N.A.
 CORPORATION

By__________________________                By__________________________
  Name:                                       Name:
  Title:                                      Title:


SUNTRUST BANK, MIAMI, N.A.                  BANKATLANTIC


By_________________________                 By_________________________
  Name:                                       Ana C. Bolduc
  Title:                                      Senior Vice President


THE INTERNATIONAL BANK OF                   NATIONAL BANK OF CANADA
 MIAMI, N.A.                                 A Canadian Chartered Bank

By_________________________                 By_________________________
  Caridad C. Errazquin                        Pat Cloninger
  Vice President                              Vice President
  Trade Finance Division

                                            By_________________________
                                              Michael S. Bloomenfeld
                                              Vice President & Manager

MERCANTILE BUSINESS CREDIT, INC.            CITIZENS BUSINESS CREDIT
                                             COMPANY

By_________________________                 By_________________________
  Steven C. Gonzalez                          John Atanasoff
  Assistant Vice President                    Vice President


AMSOUTH BANK                                PNC BANK NATIONAL ASSOCIATION


By__________________________                 By_________________________
  Name:                                        Name:
  Title:                                       Title:

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AVIATION SALES DISTRIBUTION                 AEROCELL STRUCTURES, INC.
 SERVICES COMPANY


By___________________________               By________________________
  Name:                                       Name
  Title:                                      Title:


AVS/KRATZ-WILDE MACHINE COMPANY             WHITEHALL CORPORATION


By___________________________               By________________________
  Name:                                       Name
  Title:                                      Title:


TRIAD INTERNATIONAL MAINTENANCE             APEX MANUFACTURING, INC.
 CORPORATION

By___________________________               By________________________
  Name:                                       Name
  Title:                                      Title:


AIRCRAFT INTERIOR DESIGN, INC.              CARIBE AVIATION, INC.


By___________________________               By________________________
  Name:                                       Name
  Title:                                      Title:


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AVIATION SALES COMPANY                      AVIATION SALES LEASING COMPANY


By__________________________                By________________________
  Name:                                       Name
  Title:                                      Title:


TIMCO ENGINE CENTER, INC.


By__________________________
  Name:
  Title:

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